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                             WORLD OF SCIENCE, INC.
                                 TICKER:  WOSI
                                 EXCHANGE:  NMS

                                FORM-TYPE:  10-K
                 Exhibit 23.  Consent of KPMG Peat Marwick LLP


                          FILING-DATE:  April 30, 1998

                                  Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
World of Science, Inc.


We consent to incorporation by reference in the registration statement Nos. 333-36321 and 333-36037 on Form S-8 of World of Science, Inc. of our report dated March 6, 1998, relating to the balance sheets of World of Science, Inc. as of January 31, 1998 and February 1, 1997, and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended January 31, 1998, which report has been included in the January 31, 1998 annual report of Form 10-K of World of Science, Inc.

                                      /s/KPMG Peat Marwick LLP

                                      KPMG Peat Marwick LLP



Rochester, New York
April 27, 1998

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